UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): May 9, 2013

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information provided under Item 2.03 in this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 9, 2013 (the “Closing Date”), U.S. Well Services, LLC (the “Company”), entered into a Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”) pursuant to which the Lender agreed to extend credit to the Company in the form of a revolving credit facility of up to $7.5 million (the “Revolving Credit Facility”). The Revolving Credit Facility includes a sublimit for the issuance of letters of credit in an aggregate amount of up to $1.0 million. As of the Closing Date, the Company had $7.5 million remaining available for future borrowings subject to certain restrictions on revolving advances described below. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
Set forth below are certain of the material terms of the Credit Agreement:
Revolving Advances: The Lender will make revolving loans (“Loans”) by way of Fixed Rate LIBOR Loans and Variable Rate LIBOR Loans to the Company in aggregate amounts outstanding at any time not to exceed an amount (the “Borrowing Base”) that is the lesser of (i) $7.5 million less the sum of (A) the aggregate undrawn amount of all outstanding Letters of Credit, and (B) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Loan, or (ii) an amount equal to the result of: (A) the lesser of (y) 85% (less the amount, if any, of the Dilution Reserve, if applicable) of the amount of Eligible Accounts, and (z) $7.5 million, minus (B) $500,000, as such amount may be adjusted by the Lender from time to time, in its sole discretion, minus (C) the aggregate amount of Reserves, if any, established by the Lender in its Permitted Discretion. Loans may be repaid by the Company and, subject to the terms and conditions of the Credit Agreement, reborrowed at any time during the term of the Credit Agreement.
Interest: Any Obligations will bear interest at an annual rate equal to (i) at the Company's option, (A) the Daily Three Month LIBOR with respect to Variable Rate LIBOR Loans, which interest rate shall change whenever Daily Three Month LIBOR Changes, or (B) LIBOR for the specified Interest Period with respect to Fixed Rate LIBOR Loans, and (ii) the Applicable Margin (as defined below).
The Applicable Margin will be determined as follows:

•	one (1) percentage point when the Interest Rate is based on the Prime Rate; or
•	three (3) percentage points with respect to Fixed Rate LIBOR Loans or Variable Rate LIBOR Loans.
Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the discretion of the Lender, (i) the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points above the per annum rate otherwise applicable, and (ii) the Letter of Credit fee (as described below) shall be increased by two percentage points above the per annum rate otherwise applicable.

Mandatory Prepayment: If, at any time, Revolver Usage exceeds (i) the Borrowing Base or (ii) $7.5 million, less Reserves at such time (such excess amount being referred to as the “Overadvance Amount”), then the Company must, immediately upon demand, prepay the Obligations in an aggregate amount equal to the Overadvance Amount. If payment in full of the outstanding Loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, the Company will maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage. The Lender will not be obligated to provide any Loans during any period that an Overadvance Amount is outstanding.
Collateral: All obligations of the Company under the Credit Agreement are secured by a a continuing security interest in all of the Company's right, title, and interest in and to substantially all of the Company's assets.

Fees and Commissions:
Letter of Credit Fees: The Company agreed to pay the Lenders a fee that accrues at a rate equal to three percent (3%) per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit, payable in arrears on the first day of each month and on the Termination Date (as defined below) and continuing until all undrawn Letters of Credit have expired or been returned for cancellation. All fees upon the occurrence of any other activity with respect to any Letter of Credit (including, without limitation, the issuance, transfer, amendment, extension or cancellation of any Letter of Credit and honoring of draws under any Letter of Credit) are determined in accordance with the Lender's standard fees and charges then in effect for such activity.
Origination Fee: The Company agreed to pay the Lender an origination fee of $75,000.00, which was fully earned and payable upon the execution of the Credit Agreement.
Unused Fee: The Company agreed to pay the Lender an unused line fee of 0.5% per annum on the average daily unused portion of the Revolving Credit Facility, from the date of the Credit Agreement to and including the Termination Date (as defined below), which unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.
Termination and Prepayment Fee: If (i) the Lender terminates the Revolving Credit Facility after the occurrence of an Event of Default, or (ii) the Company terminates the Revolving Credit Facility on a date prior to the Maturity Date (as defined below), then the Company shall pay the Lender as liquidated damages (and not as a penalty) a termination or prepayment fee in an amount equal to a percentage of $7.5 million in the case of a termination of the Revolving Credit Facility, calculated as follows: (A) three percent if the termination or prepayment occurs on or before the first anniversary of the first Loan; (B) two percent if the termination or prepayment occurs after the first anniversary of the first Loan, but on or before the second anniversary of the first Loan; and (C) one percent if the termination, reduction or prepayment occurs after the second anniversary of the first Loan.
Term: All of the Company's obligations outstanding under the Credit Agreement shall be payable in full on the earliest of (i) May 9, 2017, or (ii) ninety days prior to the maturity date of the Company's 14.50% Senior Secured Notes due 2017, or (iii) ninety days prior to the maturity date of the Company's Series A Units (the earliest of these dates set forth in items (i), (ii), and (iii), the “Maturity Date”), or (iv) the date the Company terminates the Revolving Credit Facility, or (v) the date the Revolving Credit Facility terminates pursuant to the Credit Agreement following an Event of Default (the earliest of these dates set forth in items (i)-(v), the “Termination Date”).

Covenants: The Credit Agreement requires the Company to comply with various affirmative and negative covenants set forth therein affecting its businesses and operations, including, but not limited to, the following:

•	The Company will not make or declare any cash dividend or any other cash payment in respect of its equity interests, except as expressly provided in the Credit Agreement.
•
The Company will not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its membership interests, except for (i) any merger of which the Company is the surviving entity, and (ii) any merger between subsidiaries of the Company.

•
The Company will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any asset, except for Permitted Dispositions and certain other transactions expressly permitted under the Credit Agreement.

•
The Company will not create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

•
The Company will not permit its wholly owned subsidiary, USW Financing Corp., to (a) own, lease, rent, or otherwise license any assets, or (b) commence any business operations or otherwise conduct business as a going concern.

Financial Covenants: The Credit Agreement requires the Company to comply with the following financial covenants:

•	Maintain a Fixed Charge Coverage Ratio, measured monthly on a trailing twelve-month basis at the end of each month, commencing no later than the month ended May 31, 2014, of not less than 1.0:1.0.
•
Maintain (i) Liquidity of at least $5 million, (ii) Gross Availability of at least $1 million, and (iii) Cash Plus Availability of at least $1 million, in each case, at all times during the period commencing on August 1, 2013, through and including the date upon which the Company has maintained a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for two consecutive calendar months. After the Company has maintained a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for two consecutive calendar months, the Lender shall not test the covenants set forth in Section 8.1(b) of the Credit Agreement regarding maintenance of Liquidity, Gross Availability and Cash Plus Availability.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit and Security Agreement dated May 9, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	May 15, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit and Security Agreement dated May 9, 2013, by and between U.S. Well Services, LLC, and Wells Fargo Bank, National Association